UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2009

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 18, 2009, StoneMor Partners L.P. (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among StoneMor Operating LLC (the “Operating Company”), Cornerstone Family Services of West Virginia Subsidiary, Inc. (“CFS West Virginia”), Osiris Holding of Maryland Subsidiary, Inc. (“Osiris”), the Partnership, the subsidiary guarantors named in the Purchase Agreement (together with the Partnership, the “Guarantors”) and Banc of America Securities LLC (“BAS”), acting on behalf of itself and as the representative for the other initial purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Operating Company, CFS West Virginia and Osiris (collectively, the “Issuers”), each a wholly-owned subsidiary of the Partnership, as joint and several obligors, agreed to sell to the Initial Purchasers $150.0 million aggregate principal amount of 10.25% Senior Notes due 2017 (the “Notes”), with original issue discount of approximately $4.0 million, in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers (i) to qualified institutional buyers pursuant to Rule 144A under the Securities Act or (ii) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act (the “Notes Offering”). The Notes Offering closed on November 24, 2009.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers, the Partnership and the other Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Issuers, the Partnership and the other Guarantors also agreed to enter into a Registration Rights Agreement (described below) for the benefit of holders of the Notes.

The Initial Purchasers, or their affiliates, have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Partnership and its affiliates. Affiliates of Banc of America Securities LLC, TD Securities (USA) LLC and Raymond James & Associates, Inc., Initial Purchasers under the Notes Offering, are lenders and/or agents under the Fourth Amendment to Credit Agreement (as defined below). In addition, Raymond James & Associates, Inc. was the underwriter for the Partnership’s public offering of 1,275,000 common units representing limited partner interests, which closed on November 24, 2009 (the “Units Offering”).

The net proceeds from the Notes Offering and Units Offering were used, in part, to repay borrowings under the Revolving Facility and the Acquisition Facility (each as defined below), and to redeem a portion of the aggregate principal amount of outstanding 11.00% Series B Senior Secured Notes due 2012 (the “Series B Notes”).

Indenture

On November 24, 2009, the Issuers, the Partnership and the other Guarantors entered into an indenture (the “Indenture”), among the Issuers, the Partnership, the other Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”) governing the Notes.

The Issuers will pay 10.25% interest per annum on the principal amount of the Notes, payable in cash semi-annually in arrears on June 1 and December 1 of each year, starting on June 1, 2010. The Notes mature on December 1, 2017.

The Notes are senior unsecured obligations of the Issuers and:

•	rank equally in right of payment with all existing and future senior unsecured debt of the Issuers;

•	rank senior in right of payment to all existing and future senior subordinated and subordinated debt of the Issuers;

•	are effectively subordinated in right of payment to existing and future secured debt of the Issuers, to the extent of the value of the assets securing such debt; and

•	are structurally subordinated to all of the existing and future liabilities of each subsidiary of the Issuers that does not guarantee the Notes.

The Issuers’ obligations under the Notes and the Indenture are jointly and severally guaranteed (the “Note Guarantees”) by the Partnership and each subsidiary, other than the Issuers, that is a guarantor of any indebtedness under the Credit Agreement (as defined below), or is a borrower under the Credit Agreement and each other subsidiary that the Issuers shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture (each, a “Restricted Subsidiary”).

At any time on or after December 1, 2013, the Issuers, at their option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning December 1 of the years indicated:

Year	Optional Redemption Price
2013	105.125%
2014	102.563%
2015 and thereafter	100%

At any time prior to December 1, 2013, the Issuers may, on one or more occasions, redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium (as defined in the Indenture) as of the date of redemption, including accrued and unpaid interest to the redemption date.

In addition, at any time prior to December 1, 2012, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of certain equity offerings of the Partnership described in the Indenture at a redemption price equal to 110.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date provided, however, that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption and (ii) the redemption occurs within 90 days of the closing date of such offering.

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), each holder of Notes will have the right to require the Issuers to purchase that holder’s Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest to the date of purchase.

The Indenture requires the Partnership, the Issuers and/or the Guarantors, as applicable, to comply with various covenants including, but not limited to, covenants that, subject to certain exceptions, limit the Partnership’s and its subsidiaries’ ability to (i) incur additional indebtedness; (ii) make certain dividends, distributions, redemptions or investments; (iii) enter into certain transactions with affiliates; (iv) create, incur, assume or permit to exist certain liens against their assets; (v) make certain sales of their assets; and (vi) engage in certain mergers, consolidations or sales of all or substantially all of their assets. The Indenture also contains various affirmative covenants regarding, among other things, delivery of certain reports filed with the SEC and materials required pursuant to Rule 144A under the Securities Act to holders of the Notes and joinder of future subsidiaries as Guarantors under the Indenture.

Events of default under the Indenture that could, subject to certain conditions, cause all amounts owing under the Notes to become immediately due and payable include, but are not limited to, the following:

(1) failure by the Issuers to pay interest on any of the Notes when it becomes due and the continuance of any such failure for 30 days;

(2) failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) the Issuers’ failure to comply with the agreements and covenants relating to limitations on entering into certain mergers, consolidations or sales of all or substantially all of their assets or in respect of their obligations to purchase the Notes in connection with a Change of Control;

(4) failure by the Partnership or the Issuers to comply with any other agreement or covenant in the Indenture and the continuance of this failure for 60 days after notice of the failure has been given to the Partnership by the Trustee or holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) failure by the Partnership to comply with its covenant to deliver certain reports and the continuance of such failure to comply for a period of 120 days after written notice thereof has been given to the Partnership by the Trustee or by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(6) certain defaults under mortgages, indentures or other instruments or agreements under which there may be issued or by which there may be secured or evidenced indebtedness of the Partnership or any Restricted Subsidiary, whether such indebtedness now exists or is incurred after the date of the Indenture;

(7) certain judgments or orders that exceed $7.5 million for the payment of money have been entered by a court of competent jurisdiction against the Partnership or any Restricted Subsidiary and such judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(8) certain events of bankruptcy of the Partnership, StoneMor GP LLC, the general partner of the Partnership (the “General Partner”), or any Restricted Subsidiary; or

(9) other than in accordance with the terms of the Note Guarantee and the Indenture, any Note Guarantee ceasing to be in full force and effect, being declared null and void and unenforceable, found to be invalid or any Guarantor denying its liability under its Note Guarantee.

Registration Rights Agreement

In connection with the sale of the Notes, on November 24, 2009, the Issuers, the Partnership, the other Guarantors and BAS, as representative of the Initial Purchasers, entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Issuers, the Partnership and the other Guarantors agreed, for the benefit of the holders of the Notes, to use their commercially reasonable efforts to file a registration statement with the SEC with respect to a registered offer to exchange the Notes for new “exchange” notes having terms substantially identical in all material respects to the Notes, with certain exceptions (the “Exchange Offer”). The Issuers, the Partnership and the other Guarantors agreed to use their commercially reasonable efforts to consummate such Exchange Offer on or before the 366th day after the issuance of the Notes.

In addition, upon the occurrence of certain events described in the Registration Rights Agreement which result in the inability to consummate the Exchange Offer, the Issuers, the Partnership and the other Guarantors agreed to file a shelf registration statement with the SEC covering resales of the Notes and to use their commercially reasonable efforts to cause such shelf registration statement to be declared effective.

The Issuers are required to pay additional interest to the holders of the Notes under certain circumstances if they fail to comply with their obligations under the Registration Rights Agreement.

Fourth Amendment to Amended and Restated Credit Agreement

Concurrently with the closing of the Notes Offering and Units Offering, on November 24, 2009, the Partnership entered into the Fourth Amendment (the “Fourth Amendment to Credit Agreement”) to the Amended and Restated Credit Agreement dated August 15, 2007, as amended (the “Credit Agreement”) by and among the Partnership, the General Partner, the Operating Company, certain subsidiaries of the Operating Company, the lenders, and Bank of America, N.A., as Administrative Agent for the benefit of the lenders. Prior to the Fourth Amendment to Credit Agreement, the Credit Agreement provided for (i) a revolving credit facility (the “Revolving Facility”) in the maximum aggregate principal amount of $35.0 million, with the ability to request further increases thereto in a maximum aggregate principal amount of $10.0 million, and (ii) an acquisition facility (the “Acquisition Facility”) in the maximum aggregate principal amount of $107.85 million, with the ability to request further increases thereto in a maximum aggregate principal amount of $52.0 million.

The Fourth Amendment to Credit Agreement amended the Credit Agreement to, among other matters, (i) amend certain restrictive covenants and other terms set forth in the Credit Agreement to permit the Partnership to incur the indebtedness evidenced by the Notes, enter into the Indenture and use the net proceeds of the Notes Offering and Units Offering as discussed above; (ii) decrease the Acquisition Facility to a maximum aggregate principal amount of $45.0 million, with the ability to request further increases in a maximum aggregate principal amount of $10.0 million; and (iii) amend the Consolidated Leverage Ratio (as defined in the Credit Agreement) to provide that the Partnership and the General Partner shall not permit such ratio to be greater than:

•	4.0 to 1.0, for the most recently completed four fiscal quarters of the Partnership ending prior to January 1, 2010;

•	3.75 to 1.0, for the most recently completed four fiscal quarters of the Partnership ending between January 1, 2010 and December 31, 2010; or

•	3.65 to 1.0, for the most recently completed four fiscal quarters of the Partnership ending after December 31, 2010.

The borrowers under the Credit Agreement are required to pay fees to Bank of America, N.A. as Administrative Agent, and Banc of America Securities LLC as Arranger, in connection with the Fourth Amendment to Credit Agreement.

Fourth Amendment to Note Purchase Agreement

In connection with the Fourth Amendment to Credit Agreement, on November 24, 2009, the Partnership entered into the Fourth Amendment to Amended and Restated Note Purchase Agreement dated August 15, 2007, as amended (the “NPA”) by and among the Partnership, the General Partner, the Operating Company, certain subsidiaries of the Partnership and the noteholders (the “Fourth Amendment to NPA”). Pursuant to the NPA, the Issuers (as defined in the NPA), among other things, (i) issued the (a) Series B Notes, in the aggregate principal amount of $35.0 million, and (b) 11.00% Series C Senior Secured Notes due 2012 (the “Series C Notes”), in the aggregate principal amount of $17.5 million, and (ii) authorized the issuance of up to $150.0 million aggregate principal amount of shelf notes.

The Fourth Amendment to NPA amended the NPA to, among other matters, amend certain restrictive covenants and other terms set forth in the NPA to permit the Partnership to incur the indebtedness evidenced by the Notes, enter into the restrictive covenants set forth in the Indenture, use the net proceeds of the Notes Offering as discussed above and amend the Consolidated Leverage Ratio in accordance with the Fourth Amendment to Credit Agreement.

Under the Fourth Amendment to NPA, the Company is permitted to incur indebtedness under the Credit Agreement not greater than $80.0 million (the “Aggregate Credit Facility Cap”), consisting of the Acquisition Facility not to exceed $45.0 million and the Revolving Facility not to exceed $35.0 million. The Aggregate Credit Facility Cap may be increased up to $100.0 million, with the Acquisition Facility cap to be increased up to $55.0 million and the Revolving Facility cap to be increased up to $45.0 million with the approval of the holders of at least a majority principal amount of the shelf notes, which shall not be unreasonably withheld.

The Series B Notes and Series C Notes (collectively, the “NPA Notes”) bear an interest rate of 11.00% per annum, payable quarterly. Under the Fourth Amendment to NPA, the interest rate on the NPA Notes will be increased by 1.5% per annum during any period in which (i) any holder of the NPA Notes is required to maintain reserves in excess of 3.4% of the principal amount of such NPA Notes, as a result of a decision of an insurance regulatory authority having responsibility for valuation of insurance company assets (an “IR Authority”) or (ii) the Notes issued pursuant to the Notes Offering are designated any rating below BB- (or its equivalent) by an IR Authority, provided that any NPA Notes are not designated a separate rating of BB- or higher (or its equivalent) by such authority (each, a “Reserve Event”). As a result of the issuance of the Notes offered pursuant to the Notes Offering, the Partnership has been informed that it is likely that a Reserve Event will occur. Accordingly, the Partnership expects that the interest on the NPA Notes will be increased to 12.5% per annum.

The Issuers under the NPA are required to pay fees to the holders of the NPA Notes in connection with the Fourth Amendment to NPA.

The Purchase Agreement, the Indenture and the form of Note attached thereto, the Registration Rights Agreement, the Fourth Amendment to Credit Agreement and the Fourth Amendment to NPA (collectively, the “Transaction Documents”) also include various representations, warranties, covenants and other provisions, as applicable, customary for transactions of this nature. The foregoing are summaries of the material provisions of the Transaction Documents. These summaries are not intended to be complete and are qualified in their entirety by reference to the Transaction Documents, which are attached hereto as Exhibits 10.1, 4.1, 4.3, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 24, 2009, pursuant to the Purchase Agreement, the Issuers issued the Notes governed by the Indenture and the Partnership entered into the Fourth Amendment to Credit Agreement and the Fourth Amendment to NPA. The terms of the Purchase Agreement, the Notes, the Indenture, the Fourth Amendment to Credit Agreement and the Fourth Amendment to NPA are described in Item 1.01 above, which descriptions are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 24, 2009, by and among StoneMor Partners L.P., StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Form of 10.25% Senior Note due 2017 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of November 24, 2009, by and among StoneMor Partners L.P., StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the Initial Guarantors party thereto and Banc of America Securities LLC.

4.4	Form of Revolving Credit Note dated November 24, 2009.

4.5	Form of Acquisition Note dated November 24, 2009.

10.1	Purchase Agreement, dated November 18, 2009, by and among StoneMor Partners L.P., StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the guarantors named therein and Banc of America Securities LLC, acting on behalf of itself and as the representative for the purchasers named therein.

10.2	Fourth Amendment to Amended and Restated Credit Agreement, dated November 24, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.3	Fourth Amendment to Amended and Restated Note Purchase Agreement, dated November 24, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

10.4	Third Amendment to Amended and Restated Credit Agreement, dated July 6, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.5	Third Amendment to Amended and Restated Note Purchase Agreement, dated July 1, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ WILLIAM R. SHANE
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: November 24, 2009

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Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of November 24, 2009, by and among StoneMor Partners L.P., StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Form of 10.25% Senior Note due 2017 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of November 24, 2009, by and among StoneMor Partners L.P., StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the Initial Guarantors party thereto and Banc of America Securities LLC.

4.4	Form of Revolving Credit Note dated November 24, 2009.

4.5	Form of Acquisition Note dated November 24, 2009.

10.1	Purchase Agreement, dated November 18, 2009, by and among StoneMor Partners L.P., StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the guarantors named therein and Banc of America Securities LLC, acting on behalf of itself and as the representative for the purchasers named therein.

10.2	Fourth Amendment to Amended and Restated Credit Agreement, dated November 24, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.3	Fourth Amendment to Amended and Restated Note Purchase Agreement, dated November 24, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

10.4	Third Amendment to Amended and Restated Credit Agreement, dated July 6, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.5	Third Amendment to Amended and Restated Note Purchase Agreement, dated July 1, 2009, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

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